UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2012
___________________

GENERAL MOTORS COMPANY
(Exact Name of Company as Specified in its Charter)

001-34960 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Company's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
Signature
Index to Exhibits

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 20, 2012 the Board of Directors (the “Board”) of General Motors Company (the “Company”) amended paragraph (d) of Section 2.2 of the Company's bylaws effective immediately. Section 2.2 deals with director elections, and paragraph (c) provides that in an election for the Board, a majority of the votes cast with regard to a candidate must be affirmative for him to be elected a director. Prior to the amendment, Paragraph (d), “Contested Elections,” established an exception to majority voting by permitting election by a plurality of votes cast if a stockholder gives notice that he intends to nominate one or more candidates at a stockholder meeting, does not withdraw his notice at least 14 days before the Company begins mailing the meeting notice, and has not nominated a candidate within the past 18 months who received less than 0.01 percent of the votes cast. As amended, paragraph (d) still provides for plurality voting when notice of intent to make nominations at an upcoming meeting has been received and has not been withdrawn, but gives the Board some discretion to retain majority voting, since under the amended provision plurality voting will apply unless the Board determines in its reasonable judgment that the nominees are likely to receive less than 0.01 percent of the votes cast at the meeting. This amendment is intended to strengthen the Company's policy favoring majority voting for directors by permitting the Board to prevent the switch to plurality voting under these circumstances.
The description above of the amendments to the Company's bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of paragraph (d) of section 2.2 as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Bylaws of General Motors Company, as of March 20, 2012	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ Nick S. Cyprus
Date: March 26, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of General Motors Company, as of March 20, 2012